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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                             Trans-Industries, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                          [TRANS INDUSTRIES INC. LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of TRANS-INDUSTRIES, INC:

          Notice is hereby given that the Annual Meeting of Stockholders of Trans-Industries, Inc. will be held at the Vultron Company offices, 1800 Opdyke Court, Auburn Hills, Michigan, on July 20, 2005, at 11:00 a.m., for the following purposes:

      1. The election of six directors, three of whom will be elected by the holders of shares of the Company's Common Stock, par value $0.10 per share, voting separately as a class, and three of whom will be elected by the holders of shares of the Company's Series B Convertible Preferred Stock, par value $1.00 per share, voting separately as a series, for a one-year term ending at the 2006 annual meeting or until their successors are duly elected and qualified;

      2.  To grant discretionary authority to adjourn the meeting; and

      3. To transact such other business as may properly come before the meeting or any adjournments thereof.

          At the meeting, management will also review our operations, discuss the financial statements for the fiscal year ended December 31, 2004, and report on our results of operations for the six month period ended June 30, 2005, as well as plans for the future. A question and answer session for stockholders will follow.

          The Board of Directors has fixed the close of business on June 10, 2005 as the record date for the determination of stockholders of the Company entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                                            By Order of the Board of Directors,

                                            /s/ Robert Anderson
                                            -------------------
Auburn Hills, Michigan                      Robert Anderson,
Dated: June 17, 2005                        Secretary

  STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING ARE URGED TO SIGN
    AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE
                               ENCLOSED ENVELOPE.

                             TRANS-INDUSTRIES, INC.
                                1780 OPDYKE COURT
                             AUBURN HILLS, MI 48326

                                 PROXY STATEMENT
                             MAILED ON JUNE 17, 2005

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 20, 2005

          This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Trans-Industries, Inc. (the "Company"), a Delaware corporation, of proxies for the Annual Meeting of its Stockholders to be held on July 20, 2005, and any adjournments thereof for the purpose of considering and acting upon the matters specified in the Notice of Annual Meeting of its Stockholders accompanying this Proxy Statement.

          This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about June 17, 2005.

                               PROXY SOLICITATION

          Only stockholders of record as of June 10, 2005 will be entitled to vote at the Annual Meeting or any adjournments thereof. All proxies in the enclosed form which are properly executed and returned to the Company will be voted at the Annual Meeting, and any adjournments thereof, in accordance with any directions thereon, or, if no directions are made, will be voted FOR approval of Proposals 1 and 2 set forth in the Notice of Annual Meeting. The Company's Certificate of Incorporation does not provide for cumulative voting rights. Stockholders who execute proxies may revoke them at any time before they are voted. The enclosed proxy is revocable by a stockholder at any time prior to the exercise thereof by submitting a written notice of revocation, a subsequently executed proxy to the Secretary of the Company or by attending the Annual Meeting and voting in person. Signing and mailing the proxy will not affect a stockholder's right to give a later proxy or attend the Annual Meeting and vote in person. If a stockholder executing a proxy attends the meeting and votes in person, the proxy will not be used. As of the close of business on June 10, 2005, the record date, the Company had outstanding 3,139,737 shares of Common Stock, par value $0.10 per share (the "Common Stock") and 193,799 and 166,667 shares of Series B and B-1, respectively, Convertible Preferred Stock, par value $1.00 (the "Series B Convertible Preferred Stock"). Each share of Series B Convertible Preferred Stock is convertible at the option of the holder into three shares of Common Stock. Consequently, the Series B Convertible Preferred is convertible into 1,081,398 shares of Common Stock. Each share of Common Stock is entitled to one vote and each share of Series B Convertible Preferred Stock has the right to vote on an as converted basis with respect to each matter to be voted on at the Annual Meeting. With respect to Proposal 1, the holders of the Common Stock, voting separately as a class, are entitled to elect three Directors to the Board of Directors and the holders of Series B Convertible Preferred Stock, voting separately as a series, are entitled to elect three Directors to the Board of Directors.

          At the Annual Meeting, in accordance with the Delaware General Corporation Law and the Company's Certificate of Incorporation, the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of stockholder voting. Pursuant to the Company's Amended and Restated By-Laws (the "By-Laws"), at the Annual Meeting the holders of a majority of the outstanding shares of Common Stock and Series B Convertible Preferred on an as converted basis entitled to vote at the Annual Meeting, present in person or by proxy, constitute a quorum. The shares represented at the Annual Meeting by proxies which are marked, with respect to the election of

Directors, as "withheld" or, with respect to any other Proposal, "abstain," will be counted as shares present for purposes of determining whether a quorum is present.

          Under the rules of the Nasdaq Stock Market, Inc. ("NASDAQ"), brokers who hold shares in street name for beneficial owners have the authority to vote on certain items when they have not received instructions from such beneficial owners. Under applicable Delaware law, if a broker returns a proxy and has not voted on a certain Proposal, such broker non-votes will count for purposes of determining whether a quorum is present.

          Pursuant to the Company's By-Laws, at the Annual Meeting, subject to the above-referenced right of the Series B Convertible Preferred Stock holders to elect three of the Board members, a plurality of the votes cast is sufficient to elect a nominee as a Director. In the election of Directors, votes may be cast in favor or withheld. Votes that are withheld or broker non-votes will have no effect on the outcome of the election of Directors. Pursuant to the Company's By-Laws, all other questions and matters brought before the Annual Meeting will be decided by the vote of the holders of a majority of the outstanding shares entitled to vote thereon present in person or by proxy at the Annual Meeting, unless otherwise provided by law or by the Certificate. In voting on matters other than the election of Directors, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the Proposal on which the abstention is noted and will have the effect of a vote against the Proposal. Broker non-votes are not counted as present and entitled to vote for purposes of determining whether such a Proposal has been approved and will have no effect on the outcome of such Proposal.

          The cost of soliciting proxies in the form accompanying this Proxy Statement will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by Directors, officers and regular employees of the Company in person or by mail, telephone, telegraph, facsimile or electronic mail, following the original solicitation.

               SHARE OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

          The following table sets forth information with respect to Common Stock owned on May 31, 2005, unless otherwise noted, by each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock at such date, the number of shares owned by each such person and the percentage of the outstanding shares represented thereby. The table also lists beneficial ownership of Common Stock by each of the Company's Directors, each nominee for election as a Director, each executive officer named in the summary compensation table set forth in this Proxy Statement, and all Directors and executive officers as a group. Unless indicated otherwise, the address of each director and executive officer is 1780 Opdyke Court, Auburn Hills, MI 48326.

SHARE OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

                           SHARES OF COMMON          PERCENTAGE OF
NAME AND ADDRESS OF       STOCK BENEFICIALLY      COMMON STOCK OWNED
 BENEFICIAL OWNER               OWNED           AS OF MAY 31, 2005 (1)
-------------------       ------------------    ----------------------
Dale S. Coenen                1,568,278(2)                 30.1%(2)
Duncan Miller                   495,938                    11.7%
Trans Industries Profit
Sharing Plan                    340,694                     8.1%
Harry E. Figgie, Jr.          2,000,614(3)                 44.5%(3)
Kai Kosanke                      34,392(4)                  0.8%(4)
Joseph Trimai                    14,000(5)                  0.3%(5)
Robert Ruben                     20,000                     0.5%
Jack Stratford                    5,000(6)                  0.1%(6)
Richard Solon                    10,000(7)                  0.2%(7)
James O'Brien                    20,000                     0.5%
H. Sean Mathis                       -0-                    N/A
All directors and
executive officers as a
group (9 persons)             3,672,284(8)                 66.5%(8)

      (1) The percentage calculations reflect total outstanding shares of Common Stock of 4,221,135, calculated by adding 3,139,737 outstanding shares, plus 581,397 shares on an as converted basis from Series B Convertible Preferred Stock ("Series B Stock"), plus 500,001 shares on an as converted basis from Series B-1 Convertible Preferred Stock ("Series B-1 Stock").

      (2) Pursuant to the Stock Purchase Agreement entered into between Mr. Coenen and the Company on May 23, 2005, Mr. Coenen will use approximately $890,000 to purchase newly-issued shares of Common Stock at a purchase price equal to the greater of the closing price of the Common Stock on the day before the purchase, the average closing price of the Common Stock for the thirty calendar day period preceding the purchase, or, in the event the purchase will equal or exceed 20% or more of the Common Stock or voting power previously outstanding, the per share book value of the Common Stock. The current book value is approximately $0.90 per share of Common Stock. The Company expects this purchase to be completed by June 30, 2005. If the purchase price was to be determined as of May 31, 2005, the purchase price would be approximately $0.90 per share and Mr. Coenen would purchase approximately 988,889 shares of Common Stock and that number is included for the purposes of the above calculations.

      (3) Includes 581,397 shares on an converted basis from Series B Stock, 500,001 shares on an as converted basis from Series B-1 Stock, plus 270,348 shares issuable under immediately exercisable Warrants, all held by Harry E. Figgie, Jr. trustee under the Trust Agreement dated July 15, 1976, as modified (the "Investor"). Also includes 495,938 shares that Clark-Reliance Corporation ("Clark-Reliance"), an affiliate of Mr. Figgie and the Investor, has the obligation to acquire from Duncan Miller. Clark-Reliance and Mr. Miller are parties to an agreement that provides that Clark-Reliance's obligation to purchase 495,938 shares from Mr. Miller would be terminated if Clark-Reliance purchases shares from the Company or its profit sharing plan with an aggregate fair value of approximately $1,240,000 on or before December 1, 2005. The Company and Clark-Reliance have not entered into an agreement or negotiated any definitive terms regarding any purchase of shares by Clark-Reliance.

      (4) Includes 20,000 shares of Common Stock which Mr. Kosanke has the right to acquire within 60 days of May 31, 2005 through the exercise of stock options.

      (5) Includes 11,000 shares of Common Stock which Mr. Trimai has the right to acquire within 60 days of May 31, 2005 through the exercise of stock options.

      (6) Includes 5,000 shares of Common Stock which Mr. Stratford has the right to acquire within 60 days of May 31, 2005 through the exercise of stock options.

      (7) Includes 10,000 shares of Common Stock which Mr. Solon has the right to acquire within 60 days of May 31, 2005 through the exercise of stock options.

      (8) Includes 1,801,175 shares of Common Stock which members of the group have the right to acquire through the exercise of stock options and other rights described above.

                        PROPOSAL 1: ELECTION OF DIRECTORS

          At the Annual Meeting, six directors will be elected to hold office until the next annual meeting and until their successors have been elected and qualified. It is the intention of the persons named in the enclosed form of proxy to vote for the election, as directors, of the persons named in the table below. In case any such nominee should become unavailable for any reason, which the management has no reason to anticipate; the proxy holders reserve the right to substitute another person of their choice in his place. The persons named in the table below are all of the current directors and executive officers of the Company. The information concerning the nominees and their security holdings has been furnished to the Company by the nominees. Mr. Robert Reuben has informed the Company that, due to time commitments, he intends to retire from our Board as soon as the Company is able to find a suitable replacement that is willing to serve on our Board. A suitable new candidate for the Board was not found in the short time period since Mr. Reuben announced his intention to the Company and accordingly Mr. Reuben has been nominated for re-election. Once a suitable new candidate is found, Mr. Reuben intends to retire from the Board and the Board intends to appoint the candidate as his replacement.

                                         PRINCIPAL OCCUPATION AND
                                           NAME OF ORGANIZATION                 DIRECTOR
      NAME AND AGE                         IN WHICH CARRIED ON                   SINCE
-----------------------------    -----------------------------------------      --------
Richard A. Solon (51)........    Chairman of the Board, Chief Operating           2004
                                 Officer and President of the Company

Dale S. Coenen (76)..........    Director, private investor, retired as           1967
                                 Chairman of the Board and Chief
                                 Executive Officer of the Company in
                                 March 2005

Harry E. Figgie, Jr. (81)....    Director, private investor, Chairman of          2000
                                 the Board, Clark Reliance Corporation
                                 a manufacturer of liquid flow meters and
                                 valves

James O'Brien (60)...........    Director, Managing Director of Catapult          2004
                                 Advisors, LLC, an investment bank company

H. Sean Mathis (58)..........    Director, President of Litchfield Asset          2005
                                 Holdings, an investment advisory company,
                                 and Managing Director of Miller, Mathis &
                                 Co., LLC, a restructuring investment
                                 banking firm

                                         PRINCIPAL OCCUPATION AND
                                           NAME OF ORGANIZATION                 DIRECTOR
      NAME AND AGE                         IN WHICH CARRIED ON                   SINCE
-----------------------------    -----------------------------------------      --------
Robert J. Ruben (81).........    Retired judge; arbitrator, retired as            2001
                                 Secretary of the Company in June 2002

          Each of the directors has been engaged in the principal occupation set forth above for more than the past five years except for Mr. O'Brien and Mr. Solon. Mr. O'Brien, prior to being Managing Director for Catapult Advisors, LLC beginning in January 2003, was the owner of The Wellston Group, a consulting group from 1995 to December 2002; and Chief Operating Officer of Swingster Company, a manufacturer and distributor of corporate logo merchandise, from 1994 through 1995. Additionally, Mr. O'Brien serves on the Board of Directors of Young Innovations, Inc. and has done so since 1998. Young Innovations develops, manufactures, and markets supplies and equipment used to facilitate the practice of dentistry and to promote oral health. Mr. Solon, from 2000 to 2004 was president and CEO of Orion Bus Industries, a manufacturer of transit buses. Prior to his employment with Orion, Mr. Solon was president of Snorkel International, a manufacturer of aerial lift equipment. From 1989 to 1993, Mr. Mathis was President of Ameriscribe Corp., an NYSE-listed company. From 1991 to 1993, Mr. Mathis was President of RCL, a predecessor of Allied Digital Technologies, and from 1993 to 1995 he was President of RCL Capital Corporation until it merged with DISC Graphics. Mr. Mathis was Chairman of Universal Gym Equipment from 1996 to 1997 and Chairman of Allis Chalmers, Inc. from 1996 to 1999. From June 2002 until January 2004, Mr. Mathis was a Managing Director at Financo and then at Morgan Joseph.

          THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF THE FOREGOING NOMINEES FOR MEMBERSHIP TO THE BOARD OF DIRECTORS. A PLURALITY OF THE VOTES REPRESENTED AT THE MEETING IS REQUIRED TO ELECT A NOMINEE AS A DIRECTOR.

                        BOARD OF DIRECTORS AND COMMITTEES

MEETINGS OF THE BOARD OF DIRECTORS

          In addition to various informal conferences and meetings, the Board of Directors held six regular meetings during 2004. Mr. Dale S. Coenen and Mr. Robert Ruben attended all of such meetings. Mr. Harry E. Figgie Jr., Mr. Richard
A. Solon and Mr. James O'Brien did not attend the first meeting held in 2004 as they were not directors at that time. Of the remaining five meetings, Mr. Solon and Mr. O'Brien attended all such meetings and Mr. Figgie attended four of the meetings.

DIRECTOR INDEPENDENCE

          The Board of Directors will review the independence of its members on an annual basis. No director will be deemed to be independent unless the Board affirmatively determines that the director in question has no material relationship with the Company, directly or as an officer, stockholder, member or partner of an organization that has a material relationship with the Company which will interfere with that person's exercise of independent judgment. The Board applies the criteria for independence established by NASDAQ (where the Company's common stock is listed for trading) and all other applicable laws, rules and regulations.

          In its annual review of director independence, the Board considers all commercial, banking, consulting, legal, accounting, charitable or other business relationships any director may have with the Company. As a result of its annual review, in June 2005, the Board determined that all of the directors were independent, with the exception of Messrs. Richard A. Solon and Dale S. Coenen because they were executive officers of the Company. Mr. Solon continues to be an executive officer, while Mr. Coenen, who retired as an executive officer in March 2005, cannot be considered an independent director under NASD rules because he was an executive officer within the three past fiscal years. In making its independence determination with respect to Harry E. Figgie, Jr., the Board considered (i) Mr. Figgie's ownership of shares of Common Stock, (ii) certain arrangements pursuant to which Mr. Figgie or an affiliate of his may acquire additional shares of capital stock of the Company, and (iii) certain arrangements to which Mr. Figgie or an affiliate of his is a party that relate to voting of shares of capital stock of the Company that include provisions which provide Mr. Figgie or his affiliates with the right to elect one-half of the Board of Directors, control the selection of individuals for certain management positions and certain other rights that relate to voting of shares of capital stock of the Company and/or grant certain rights with respect to the Company to Mr. Figgie or an affiliate of his.

COMMITTEES OF THE BOARD OF DIRECTORS

          The Board of Directors has four standing committees: (i) an Audit Committee; (ii) a Compensation Committee, (iii) a Nominating Committee and (iv) a Management Committee.

          The Audit Committee is currently composed of James O'Brien (Chairman),
H. Sean Mathis, and Robert Ruben. The Board of Directors has determined in June 2005, that the Audit Committee is comprised entirely of independent directors as defined under the NASDAQ listing standards and Section 10A(m)(3) of the Securities Exchanges Act of 1934, as amended. The Board of Directors, in June 2005, has determined that James O'Brien is the audit committee financial expert for the Company, as defined by the SEC and he qualifies as an independent Director. The Board of Directors also certifies that Mr. O'Brien meets the requirements of a "financially sophisticated audit committee member" under the NASDAQ listing standards. The Audit Committee is charged with assisting the Board in its oversight of (i) the qualifications, independence and performance of the Company's independent accountants and the performance of the Company's internal auditors and internal audit function; (ii) the integrity of the Company's financial statements and the Company's financial reporting processes and systems of internal control; and (iii) the Company's compliance with legal and regulatory requirements. The Audit Committee provides an avenue of communications among management, the independent accountants, the internal auditors and the Board. In carrying out its responsibilities, the audit committee also meets with the independent auditors in executive session, without members of management present. The Audit Committee met five times during 2004.

          The Compensation Committee is composed of Harry E. Figgie Jr. (Chairman), Robert Ruben and Jim O'Brien. The Compensation Committee is comprised entirely of independent directors, as defined under the NASDAQ listing standards. The Compensation Committee is charged with assisting the Board in;
(i) developing and periodically reviewing compensation policies for the Company, including stock options, consistent with and linked to the Company's strategies;
(ii) evaluating the performance of the Company's Chief Executive Officer ("CEO") and determining his compensation annually; (iii) recommending the compensation of the Company's other officers to the Board annually; (iv) reviewing management's recommendations on executive compensation policies and programs;
(v) recommending to the Board the fees to be paid to outside directors; and (vi) reviewing benefit plan administration. The Compensation Committee met once during 2004.

          The Nominating And Corporate Governance Committee is composed of Robert Ruben (Chairman), James O'Brien and Harry E. Figgie Jr. The Nominating and Corporate Governance Committee is composed entirely of independent directors as defined under the NASDAQ listing standards. The Nominating and Corporate Governance Committee is charged with assisting the Board in (i) establishing criteria for Board membership; (ii) searching for and screening candidates to fill vacancies on the Board; (iii) recommending an appropriate slate of candidates for election each year; (iv) evaluating the performance of individual directors; (v) assessing the overall performance of the Board; (vi) considering issues regarding the composition and size of the Board; and (vii) monitoring a process to assess Board effectiveness. In addition, the Nominating and Corporate Governance Committee evaluates and makes recommendations to the Board of Directors regarding the development and adoption of corporate governance and ethical principles applicable to the Company including its Code of Conduct & Compliance. The Nominating and Corporate Governance Committee has a written charter which addresses the director nomination process and such related matters as are required under all applicable securities laws, rules and regulations. The Nominating Committee met once during 2004.

          The Management Committee is composed of Dale S. Coenen, James O'Brien and Harry E. Figgie, Jr. Mr. Figgie is the Chairman of the Management Committee and has the right to appoint two of the three members of the Management Committee. The Management Committee shall meet bi-monthly during months the full Board of Directors does not meet. Company management shall consult with, and report to, the Management Committee as requested by the Management Committee. Notwithstanding the foregoing, the ultimate decision making authority for the Company rests with Board of Directors.

NOMINATION OF DIRECTORS

          As indicated previously, the holders of a majority of the Series B Convertible Preferred Stock voting as a separate series are entitled to elect three of the six members of the Company's Board of Directors. With respect to the remaining members of the Board of Directors who will be elected by the holders of the Company's Common Stock voting as a separate class, such directors will be nominated by the Board of Directors or by stockholders in accordance with the Bylaws of the Company. As a matter of course, the Nominating and Corporate Governance Committee reviews the qualifications of various persons to determine whether they might make good candidates for consideration for membership on the Board of Directors. The Nominating and Corporate Governance Committee will review all proposed nominees for the Board of Directors, including those proposed by stockholders, in accordance with its mandate contained in its charter. This will include a review of the person's judgment, experience, independence, understanding of the Company's business or other related industries and such other factors as the Nominating and Corporate Governance Committee determines are relevant in light of the needs of the Board of Directors and the Company. The Nominating and Corporate Governance Committee will select qualified candidates and review its recommendations with the Board of Directors, which will decide whether to invite the candidate to be a nominee for election to the Board of Directors.

          The Nominating and Corporate Governance Committee does not rely on a fixed set of qualifications for director nominees. The Committee's primary mandate with respect to director nominees is to create a Board with a broad range of skills and attributes that is aligned with the Company's needs. The minimum qualifications for director nominees is that they (i) be able to dedicate the time and resources sufficient for the diligent performance of the duties required by a member of the Board of Directors, (ii) not hold positions that conflict with their responsibilities to the Company, and (iii) comply with any other minimum qualifications for either individual directors or the Board as a whole mandated by applicable laws and regulations.

          The Nominating and Corporate Governance Committee's process for evaluating nominees for director, including nominees recommended by stockholders, is to consider an individual's skills, character professional ethics, judgment, leadership experience, business experience, knowledge of issues facing publicly traded companies, and other relevant criteria as they may contribute to the Company's success. This evaluation is performed in light of the Committee's views as to what skill set and other characteristics would most complement those of the current directors. Ultimately, the Nominating and Corporate Governance Committee will select prospective Board members who it believes will be effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of the Company's stockholders.

          If the Nominating and Corporate Governance Committee receives a nominee recommendation from a stockholder or group of stockholders that have beneficially owned more than 5% of the Company's voting common stock for at least one year as of the date of the recommendation, the name of the candidate, the name(s) of the stockholder(s) who recommended the candidate and whether the Nominating and Corporate Governance Committee chose to nominate the candidate will be provided, if the consent of both the stockholder(s) and the candidate have been received.

          For a stockholder to submit a candidate for consideration by the Nominating and Corporate Governance Committee for nomination for election as a director at the 2006 Annual Meeting, a stockholder must notify the Company's secretary no later than December 12, 2005. Notices should be sent to: Secretary, 1780 Opdyke Court, Auburn Hills, MI 48326. The notice must contain, at a minimum, the following:

          - the name, age, business address and residence address of the proposed nominee;

          -   the principal occupation or employment of the proposed nominee;

          - the number of shares of the Company which are beneficially owned by such candidate;

          - a description of all arrangements or understandings between the stockholder(s) making such nomination and each candidate and any other person or persons (naming such person or persons) pursuant to which nominations are to be made by the stockholder;

          - detailed biographical data and qualifications and information regarding any relationships between the candidate and the Company within the past three years;

          - any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

          - any other information the stockholder believes is relevant concerning the proposed nominee;

          - a written consent of the proposed nominee(s) to being named as a nominee and to serve as a director if elected;

          - whether the proposed nominee is going to be nominated at the annual meeting of stockholders or is only being provided for consideration by the Nominating and Corporate Governance Committee;

          - the name and record address of the stockholder who is submitting the notice;

          - the class or series and number of shares of voting stock of the Company which are owned of record or beneficially by the stockholder who is submitting the notice and the date such shares were acquired by the stockholder and if such person is not a stockholder of record or if such shares are owned by an entity, reasonable evidence of such person's ownership of such shares or such person's authority to act on behalf of such entity; and

          - if the stockholder who is submitting the notice intends to nominate the proposed nominee at the annual meeting of stockholders, a representation that the stockholder intends to appear in person or by proxy at the annual meeting to nominate the proposed nominee named in the notice.

          COMMUNICATIONS WITH THE BOARD

          In order to provide the Company's stockholders and other interested parties a direct and open line of communication to the Board of Directors, we have adopted the following procedures for communications with the Board.

          Stockholders of the Company and other interested persons may communicate with the chairman of the Nominating Committee, Audit Committee or Compensation Committee or with the independent directors as a group by sending such communication by regular mail or overnight delivery service to: the Corporate Secretary, Trans-Industries, Inc., 1780 Opdyke Court, Auburn Hills, MI 48326. The mail should specify which of the foregoing the intended recipient is.

          All communications received in accordance with these procedures will be reviewed initially by Richard A. Solon, or Kai Kosanke who will relay all such communications to the appropriate director or directors unless he determines that such communication:

      - Does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its committees; or

      - Relates to routine or insignificant matters that do not warrant the attention of the Board of Directors.

ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT THE ANNUAL MEETING OF STOCKHOLDERS

          The Company encourages each member of the Board of Directors to attend each annual meeting of stockholders. All of the Company's current directors who were members of the Board at last year's annual meeting of stockholders held on January 19, 2005 were in attendance.

CODE OF CONDUCT & COMPLIANCE

          The Sarbanes-Oxley Act and related rules adopted by the Securities and Exchange Commission (the "SEC") require publicly traded companies to disclose whether they have adopted a code of ethics that applies to a company's principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The rules also define what constitutes a code of ethics. The Company recently has adopted such a code of ethics. The Company will provide to any person without charge, upon request, a copy of its Code of Conduct & Compliance. To receive a copy of the Company's Code of Conduct & Compliance, requests should be sent to:

                                    Trans-Industries, Inc.
                                    Attn: Chief Financial Officer
                                    1780 Opdyke Court
                                    Auburn Hills, MI 48326

                             EXECUTIVE COMPENSATION

          The following table sets forth information concerning the compensation for services in all capacities to the Company and its subsidiaries for the years ended December 31, 2004, 2003 and 2002 of those persons who were, at December 31, 2004, (i) the Chief Executive Officer and (ii) the next four most highly compensated executive officers of the Company and its subsidiaries (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                              ANNUAL COMPENSATION
                                  ---------------------------------------------------
                                                        OTHER ANNUAL      ALL OTHER
NAME AND PRINCIPAL                 SALARY      BONUS    COMPENSATION     COMPENSATION
    POSITION                YEAR  ($) (3)    ($)(1)(3)    ($) (3)         ($)(2)(3)
-------------------------   ----  --------   ---------  ------------     ------------
Dale S. Coenen
 (retired 3/18/05)
Former Chairman of          2004  $320,000   $      -0- $         -0-    $        -0-
the Board and Chief         2003   320,000          -0-           -0-             -0-
Executive Officer of        2002   320,000          -0-           -0-             -0-
   Trans-Industries, Inc.

Richard A. Solon (5)        2004   227,724          -0-      100,000(4)           -0-
Chairman of the Board,      2003        -0-         -0-           -0-             -0-
Chief Executive Officer.    2002        -0-         -0-           -0-             -0-
and President of Trans-
  Industries Inc.

Kai Kosanke                 2004   152,500          -0-           -0-          2,288
Vice President of           2003   150,417          -0-           -0-          2,256
   Trans Industries, Inc.   2002   140,000          -0-           -0-          2,111

Jack Stratford              2004   128,570          -0-           -0-             -0-
Sr. Vice President of       2003   128,570          -0-           -0-             -0-
   Transmatic, Inc.         2002   128,570          -0-           -0-             -0-

Joseph Trimai               2004   122,500          -0-           -0-          1,838
Sr. Vice President of       2003   120,417          -0-           -0-          1,806
   Transmatic, Inc.         2002   110,000          -0-           -0-          1,661

(1) The bonuses reported in the table are indicated for the year earned, not necessarily the year paid.

(2) "All Other Compensation" consists of discretionary contributions to the Company's Defined Contribution Plan and Company matching contributions to the 401(K) Plan.

(3) The incremental cost to the Company and its subsidiaries of providing incidental personal benefits to executive officers of the Company did not, for the 2004 fiscal year, exceed the lesser of $50,000 or 10% of the total of annual salary and bonus for any individual named in the Summary Compensation Table.

(4) Mr. Solon was granted 50,000 stock options and 30,000 stock appreciation rights ("SARs") on February 23, 2004 and an additional 50,000 stock options and 30,000 SARs on August 17, 2004. The options and SARs were granted in tandem and accordingly the exercise of one terminates the other.

(5) Mr. Solon was appointed as a Director and President of the Company on February 23, 2004. On March 18, 2005, in conjunction with Mr. Coenen's retirement, Mr. Solon was appointed Chief Executive Officer and Chairman of the Board.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

          The following table summarizes options and SARs granted to Named Officers in the year ended December 31, 2004. No options or SARs were granted to Named Officers in the years ended December 31, 2003 or 2002.

                                        Individual Grants
                          --------------------------------------------------
                                       Percent of                             Potential realizable value
                          Number of      total                                at assumed annual rates of
                          securities   option/SARs                            stock price appreciation
                          underlying   granted to      Exercise                   for option term
                          option/SARs  employees       price per  Expiration  --------------------------
     Name           Year    granted    in fiscal year    share       date     5% (1)      10% (1)
-----------------   ----  -----------  --------------  ---------  ----------  ------      -------
Richard A. Solon    2004   50,000 (2)       50%        $    2.51   2-23-2014  $78,926     $200,013
  President and     2004   50,000 (2)       50%        $    1.76   8-17-2014  $55,343     $140,241
  Chief Executive
  Officer;
  Director

      (1) The potential realizable value of the options, if any, granted in the year ended December 31, 2004 to the Named Executive Officers was calculated by multiplying those options by the excess of (a) the assumed market value, as of the expiration date of options for Common Stock if the market value of Common Stock were to increase 5% or 10% in each year of the option's 5 year or 10-year term, over (b) the exercise price shown. This calculation does not take into account any taxes or other expenses that might be owed. The 5% and 10% assumed appreciation rates are set forth in SEC rules and no representation is made that the Common Stock will appreciate at these rates or at all.

      (2) Mr. Solon was granted 50,000 options to purchase shares of Common Stock and 30,000 SARs in tandem on each of February 23, 2004 and August 17, 2004. The exercise price of the options was set at the Common Stock's closing price on the grant date. Exercise of an option or SAR would result in the automatic termination of the corresponding option or SAR. Twenty percent of the options become exercisable on each anniversary thereof.

RELATED PARTY TRANSACTIONS

          The Company does not know of any transactions other than those regarding Harry E. Figgie, Jr. and Dale S. Coenen discussed in the footnotes to the share ownership table in this proxy statement in which the amount involved exceeds $60,000 and in which any director, officer, or any security holder who is known to the Company to own of record or beneficially more than 5% of the Company's voting securities, or any immediate family member of any such persons had a material interest.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          The Company has a Compensation Committee of the Board of Directors, consisting of, during 2004, James O'Brien, Harry E. Figgie Jr., and Robert Ruben, all independent directors. The Compensation Committee held one meeting during the 2004 fiscal year. It reviewed compensation levels for salaried personnel, approved recommended salary increases when merited, and compared Company compensation levels with positions of similar scope and responsibility with those among a peer group of companies

                            COMPENSATION OF DIRECTORS

          Independent directors are paid $4,000 for each board meeting they attend and $2,000 for each committee meeting they attend. Directors who are also employees of the Company do not receive additional compensation for participating on the board. The independent directors earned the following fees in 2004: Harry E. Figgie Jr. $38,000, James O'Brien $38,000, Robert Ruben $30,000 and H. Sean Mathis $ 0.

                              PROFIT SHARING PLAN

          A Defined Contribution Plan was adopted by the Company in 1977, and is nondiscriminatory, port-able, cliff-type vesting, and completely Company financed for all full time employees of Trans-Industries, Inc. and its subsidiaries with one year or more of service who are not part of a collective bargaining unit. Contributions are established annually by action of the Board of Directors based on profits, cash flow, and other pertinent factors. For 2004, there was no contribution made to the Plan. Distribution of accounts is made upon termination of employment. Due to the variable circumstances surrounding the Company's decision to contribute to the Plan in any given year, the Company has determined that it is not feasible to project estimated annual benefits payable upon retirement at normal retirement age for each of the "Named Officers."

          Incorporated into the Defined Contribution Plan is a 401(K) feature, whereby the Company matches the employee's deferrals at a rate of 25%. The Company's contributions to the 401(K) plan amounted to $34,000 for 2004.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following is the Compensation Committee report for 2004.

          COMPENSATION PHILOSOPHY

          The Company's compensation programs are intended to provide its executive officers with a mix of salary, benefits and incentive compensation arrangements that are: (i) consistent with the interests of stockholders, (ii) competitive with the arrangements provided by other companies in the industry,
(iii) commensurate with each executive's performance, experience and responsibilities, and (iv) sufficient to attract and retain highly qualified executives. In making its recommendations concerning adjustments to salaries and awards under compensation plans, the Compensation Committee considers the financial condition and performance of the Company during the prior year and the Company's success in achieving financial, operational and other strategic objectives. The Compensation Committee also makes an assessment of the contributions of the individual executive officer to the Company's performance and to the achievement of its objectives, as well as the success of the executive in achieving objectives which may have been set for such individual. In assessing individual performance, the Compensation Committee also seeks to recognize individual contributions during periods when the Company experienced adverse business or financial conditions.

          Each component of an executive's compensation package is intended to assist in attaining one or more of the objectives outlined above. The Company attempts to provide its executives with base salaries and benefits that are competitive with those of comparable companies and commensurate with the performance, experience and responsibilities of each executive. Through salary adjustments and bonuses, the Company also seeks to provide its executives with incentives to improve the Company's financial and operational performance by providing a method for rewarding individual performance. Finally, the Company's Employees' Stock Option Plan has been used to provide executive officers with an opportunity to acquire a proprietary interest in the Company, thereby providing these individuals with increased incentive to promote the long-term interests of the Company's stockholders.

          While the Compensation Committee seeks to assure that the Company's compensation programs further the objectives described above and considers the various factors outlined above in making compensation decisions, it does not take a highly formalized or objective approach to determining compensation. Instead, the Compensation Committee gives consideration to these various factors in subjectively evaluating the compensation of each individual executive.

          In 1993, Congress adopted Section 162(m) of the Internal Revenue Code. The Compensation Committee's policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted, while simultaneously providing our executives with appropriate rewards for their performance. Section 162(m) generally limits the ability of public companies to deduct compensation in excess of $1,000,000 paid to certain executive officers. We do not believe that the Section 162(m) limitations will impact the Company because the current level of compensation for each of its executive officers is well below the $1,000,000 salary limitation.

          2004 COMPENSATION DECISIONS

          Base Salary and Benefits. The base salaries and benefits provided to executive officers for 2004 were established by the Compensation Committee in accordance with the compensation philosophy discussed above. The Compensation Committee made no individual salary adjustments in 2004 with respect to the base salaries of the named officers due to operating losses incurred.

          Bonuses. During 2004, the executive officers of the Company participated in individual bonus arrangements tied to various measures of the Company's performance. Under these arrangements, no executive officer received a cash bonus for 2004.

          Stock Options. During 2004, the Company awarded 60,000 SARs and options to purchase 100,000 shares of the Company's Common Stock to Mr. Solon in connection with his hiring as an executive officer of the Company.

          CHIEF EXECUTIVE OFFICER COMPENSATION

          The Chief Executive Officer's compensation is determined on the basis of the Compensation Committee's subjective assessment of the Chief Executive Officer's performance, measured by the Company's financial condition, results of operations and success in achieving strategic objectives. The Compensation Committee also considers the responsibilities associated with the Chief Executive Officer's position and the level of compensation provided to Chief Executive Officers of other companies in the industry.

          The Compensation Committee reviews Mr. Solon's salary and total compensation on an annual basis, taking into account the actual and expected performance of the Company and the industry. Mr. Solon joined the Company in February 2004 at a base salary of $275,000 per year. Mr. Solon does not own any of the Company's Common Stock. However, he did receive options to purchase 100,000 shares of Company stock in 2004 and 60,000 SARs. Mr. Solon's initial compensation was based on his prior compensation history and the Compensation Committee's understanding of compensation standards in the industry for businesses comparable to the Company.

          THE 2004 COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                                          Harry E. Figgie Jr. (Chairman)
                                          James O'Brien
                                          Robert Ruben

                   SHAREOWNER RETURN PERFORMANCE PRESENTATION

          The graph below compares the cumulative total stockholder return on the Company's Common Stock to the cumulative total return of a broad index of the NASDAQ Market and an index of non-financial stocks for the period December 31, 1999 through December 31, 2004.

                         FIVE YEAR CUMULATIVE TOTAL RETURN
            TRANS-INDUSTRIES, INC., NASDAQ MARKET INDEX (US COMPANIES)
                       AND NASDAQ NON-FINANCIAL STOCKS INDEX

[PERFORMANCE GRAPH]

Ending 12/31              1999    2000    2001   2002    2003   2004
------------              ----    ----    ----   ----    ----   ----
NASDAQ Index              100      60      48     33      49     54
Non-Financial Index       100      58      45     29      45     48
Trans-Industries, Inc.    100      30      17     73      50     48

                   ASSUMES $100 INVESTED ON DECEMBER 31, 1999.
                 TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS.

                             AUDIT COMMITTEE MATTERS

REPORT OF THE AUDIT COMMITTEE

          The following is the report of the Audit Committee with respect to the Company's audited financial statements for the 2004 fiscal year.

          The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee's activities are governed by a written charter adopted by the Board of Directors.

          Management has the primary responsibility for the Company's financial statements and the reporting process, including the system of internal controls. The independent auditors audit the annual financial statements prepared by management and express an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The Audit Committee monitors these processes.

          In this context, the Audit Committee met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the audited financial statements with management and the independent auditors, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the independent auditors such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

          In addition, the independent auditors provided the Audit Committee with the written disclosures and letters required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) related to the auditors' independence. The Audit Committee discussed with the independent auditors the auditors' independence from the Company and its management and considered the compatibility of non-audit services with the auditors' independence.

          The Audit Committee discussed with the Company's financial management and independent auditors the overall scope and plans for the audit. The Audit Committee also met with the independent auditors, with and without management present, to discuss the results of the examinations, their evaluation of the Company's internal controls and the overall quality of the Company's financial reporting. In addition, the Audit Committee considered other areas of its oversight relating to the financial reporting process that it determined appropriate.

          Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC.

                                 AUDIT COMMITTEE
                                  James O'Brien (Chairman)
                                  Robert J. Ruben
                                  H. Sean Mathis

INDEPENDENT PUBLIC ACCOUNTANTS

          On May 18, 2004, the Audit Committee was advised by its independent auditors, Grant Thornton LLP ("Grant Thornton"), that they declined to stand for reelection as the Company's independent auditors. On July 15, 2004 the Company announced that the Audit Committee appointed Plante & Moran, PLLC ("Plante") as its independent auditors, replacing Grant Thornton.

          Grant Thornton's reports on our consolidated financial statements for each of the years ended December 31, 2003 and 2002 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except that the 2003 Audit Report expressed substantial doubt about the Company's ability to continue as a going concern.

          During the years ended December 31, 2003 and 2002 and through the effective date of cessation of the client-auditor relationship between the Company and Grant Thornton, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to Grant Thornton's satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its report on our consolidated financial statements for such years.

          Grant Thornton, based in Southfield, Michigan, had acted as the Company's independent certified public accountants since 1994. Representatives of Grant Thornton and Plante are expected to be present at the meeting and will have an opportunity to make statements if they so desire. They are also expected to be available to respond to appropriate questions.

          All auditing and permissible non-audit services provided by the Company's independent auditor are pre-approved by the Audit Committee in accordance with the Audit Committee charter. No fees were billed to the Company for the fiscal years ended December 31, 2002 and 2003 by Plante. The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2004 and 2003 by Plante and Grant Thornton:

                                              2004       2003
                                            --------   ---------
Audit Fees................................  $ 83,000   $  77,030
Audit Related Fees........................    20,640      17,600
Tax Fees..................................         -      32,300
All Other Fees............................     1,570       1,942
                                            --------   ---------
                                            $105,210   $ 128,872
                                            ========   =========

The amounts shown above include out-of-pocket expenses incurred by the independent auditors in connection with the provision of such services. The amount shown for "Audit Fees" includes fees relating to quarterly reviews of unaudited financial statements, and the amounts shown for "Audit Related Fees" includes fees relating to audits of medical and deferred compensation plans. The amount shown for "All Other Fees" represents fees paid for tax strategy and planning services. The Audit Committee of the Board of Directors determined that Plante's provision of the services generating "All Other Fees" is compatible with maintaining Plante's independence.

                            PROPOSAL 2: ADJOURNMENTS

          Although it is not currently anticipated, the Annual Meeting may be adjourned for the purpose of soliciting additional proxies. Any adjournment of the Annual Meeting may be made without notice (other than by the announcement made at the Annual Meeting) by approval of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting, whether or not a quorum exists. We are soliciting proxies to grant discretionary authority to vote in favor of adjournment of the Annual Meeting.

          The affirmative vote of the holders of a majority of the shares of present, either in person or by proxy, at the meeting is required for ratification of Proposal 2. Therefore, stockholders who vote to abstain will in effect be voting against the proposal. Broker non-votes, however, are not counted as present for determining whether this proposal has been approved and have no effect on its outcome.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO GRANT
                 DISCRETIONARY AUTHORITY TO ADJOURN THE MEETING.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own 10% or more of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and 10% or greater stockholders are required by SEC regulations to furnish us with copies of all Forms 3, 4 and 5. Due to administrative oversight, Form 4 filings on behalf of Harry E. Figgie, Jr., regarding the acquisition of the Series B-1 shares, and on behalf of Richard A. Solon, regarding his acquisition of 60,000 SARs and options to purchase 100,000 shares of Common Stock, as well as Form 3 filings for Richard A. Solon at the time of his appointment as a director and executive officer of the Company and for H. Sean Mathis at the time of his appointment as a director of the Company, were inadvertently filed in an untimely manner.

          Based solely on our review of the copies of such forms we have received, we believe that all of our other executive officers and directors timely complied with the filing requirements applicable to them.

                              STOCKHOLDER PROPOSALS

          Any Proposals by stockholders of the Company intended to be included in the Company's proxy statement and form of proxy relating to the Company's next annual meeting of stockholders must be in writing and received by the Company at its office at 1780 Opdyke Court, Auburn Hills, MI 48326 no later than December 12, 2005.

          Unless we receive notice of a stockholder proposal not included in our 2006 proxy statement to be brought before the 2006 annual meeting by April 17, 2006, we may use our discretion in voting proxies with respect to any shareholder proposal properly brought before such annual meeting. The chairman of the annual meeting may refuse to acknowledge the introduction of any shareholder proposal not made in compliance with the foregoing procedures.

                                     GENERAL

          Our Board of Directors does not know of any matters other than the foregoing which will be presented for consideration at the meeting. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their best judgment.

          The entire cost of soliciting management proxies will be borne by the Company. Proxies will be solicited by mail and may be solicited personally by directors, officers or regular employees of the Company, who will not be compensated for their services.

          The Company will provide any stockholder of record at the close of business on June 10, 2005, without charge, upon written request to its Secretary at 1780 Opdyke Court, Auburn Hills, MI 48326, a copy of the Company's Annual Report and Form 10-K for the fiscal year ended December 31, 2004. In order to assure a quorum, whether or not you plan to attend the meeting, you are urged to forward your proxy without delay. If you do attend the meeting and vote, your proxy will not be used. A prompt response will aid management in preparing for the Annual Meeting and, accordingly, will be greatly appreciated.

                                            By Order of the Board of Directors,

                                            /s/ Robert Anderson
                                            -------------------
                                            Robert Anderson
                                            Secretary

June 17, 2005

                             TRANS-INDUSTRIES, INC.
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, JULY 20, 2005,
                       SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned, a shareholder of Trans-Industries, Inc. hereby appoints Richard A. Solon and Kai Kosanke and each of them, as Proxies, with full power of substitution, to represent the undersigned and to vote, as designated below, all the shares of Common Stock of TRANS-INDUSTRIES, INC., held of record by the undersigned on June 10, 2005, at the Annual Meeting of Stockholders to be held at the Vultron Company offices, 1800 Opdyke Court, Auburn Hills, Michigan July 20, 2005, or at any and all postponements and adjournments thereof, with all the powers which the undersigned would possess if personally present, upon the matters set forth herein.

         The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

     1. Election of three directors to hold office for a term of one year.

         Please cast your vote for or against each of the following nominees:

         NOMINEE            FOR           AGAINST        NOMINEE             FOR        AGAINST
         -------            ---           -------        -------             ---        -------
     Dale S. Coenen         [ ]             [ ]          H Sean Mathis       [ ]          [ ]

     Robert J. Ruben        [ ]             [ ]

         (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NAME(s) OF THE NOMINEE(s) ON THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

     2. To grant discretionary authority to adjourn the meeting.

                      [ ] FOR     [ ] AGAINST      [ ] ABSTAIN

     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any and all postponements or adjournments thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 and 2.


   Date:          , 2005
         ---------        -------------------------    -------------------------
                          Signature of Stockholder     Signature of Stockholder


   Please sign your name exactly as it appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

   PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                          [TRANS-INDUSTRIES, INC. LOGO]